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                  EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT

        List of Subsidiaries of the Company


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
     NAMES OF SUBSIDIARIES UNDER WHICH THEY DO BUSINESS:  STATE OF INCORPORATION:
     ---------------------------------------------------  -----------------------
     AMT Environmental Products Inc. ("AMT")              British Columbia, Canada

     PSI Acquisitions Corp. ("PAC")                       British Columbia, Canada

     Alternative Materials Technology, Inc. (AMT "USA")   Chico, California
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